NISKO

7 July 2004

Bank Mizrahi
Shalma Road Branch
Tel Aviv

Re: **Nisko Projects Electronics and Communications (1990) Ltd. guarantee in favour of Ipoint Media Ltd.**

Our above-mentioned guarantee has been signed and handed over to you, subject to it being limited to the sum of NIS 7,000,000.

(signature)

Nisko Projects Electronics and Communications (1990) Ltd.